Exhibit 10.14
CBAY SYSTEMS HOLDINGS LIMITED
2010 EMPLOYEE STOCK PURCHASE PLAN
     Section 1. Purpose. The purpose of the CBaySystems Holdings Limited 2010 Employee Stock Purchase Plan (the “Plan”) is to promote the interest of CBaySystems Holdings Limited, a British Virgin Islands company (the “Company”) and its stockholders by providing employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. By encouraging stock ownership, the Company seeks to attract, retain and motivate employees and to encourage them to devote their best efforts to the business and financial success of the Company. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed in a manner consistent with the requirements of that section of the Code.
     Section 2. Definitions. For purposes of the Plan, the following capitalized terms shall have the following meanings:
          2.1 “Board of Directors” or “Board” means the Board of Directors of the Company.
          2.2 “Code” means the Internal Revenue Code of 1986, as amended.
          2.3 “Committee” means the compensation committee of the Board, and shall consist solely of three or more Board members who are not employees of the Company or any Subsidiary unless otherwise determined by the Board. If no compensation committee exists, or for any other reason as may be determined by the Board it decides to serve as the Committee, the Board shall be considered the Committee and may take any action under the Plan that would otherwise be the responsibility of the Committee.
          2.4 “Common Stock” means the common stock, $0.01 par value, of the Company.
          2.5 “Compensation” means an Employee’s annual rate of base pay as determined by the Committee. Base pay includes straight time gross earnings, commissions, sick pay, vacation pay or holiday pay, but excludes payments for overtime, shift premiums, incentive compensation, incentive payments, bonuses and other compensation.
          2.6 “Designated Subsidiary” means any Subsidiary that has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan.
          2.7 “Employee” means any individual who is an employee of the Company or a Designated Subsidiary as the term is used in Treasury Regulation Section 1.423-2(e) and described in Treasury Regulation Section 1.421-1(h); provided, however, employees who have been employed less than thirty days prior to the applicable Offering Period, employees whose customary employment with the Company is twenty hours or less per week, and employees whose customary employment with the Company is for not more than five months in any calendar year shall not be deemed employees for the purposes of this plan. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave. Notwithstanding the foregoing, employees who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Code Section 7701(b)(1)(A))) may be excluded if (i) such employee’s participation is prohibited under the laws of such jurisdiction, or (ii) compliance with the laws of the foreign jurisdiction would cause a violation of the requirements of Code Section 423 or would be unduly burdensome as a result of constraints imposed by such laws.
          2.8 “Enrollment Date” means the first Trading Day of each Offering Period.
          2.9 “Exercise Date” means the last Trading Day of each Offering Period.
          2.10 “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
     2.10.1 If there should be a public market for the Common Stock on such date, the closing price of the Common Stock as reported on such date on the composite tape of the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if no composite tape exists for such national securities exchange on such date, then the closing price on the principal national securities exchange on which the Common Stock is listed or admitted to trading.
     2.10.2 If the Common Stock is not listed or admitted on a national securities exchange, the arithmetic mean of the closing bid price and closing asked price for the Common Stock on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted).
     2.10.3 If the day is not a Trading Day, and as a result, paragraphs 2.10.1 and 2.10.2 above are inapplicable, the “Fair Market Value” of the Stock shall be determined as of the next earlier Trading Day.
          2.11 “Holding Period” means a period of 24 months following the end of an Offering Period, or such longer or shorter period of time as may be established from time to time by the Committee or its appropriate delegate, during which the Common Stock purchased during such Offering Period is held in a Restricted Account and may not be sold or otherwise disposed of without the Committee’s prior written consent.
          2.12 “Highly Compensated Employee” has the same meaning as the term is used in Section 414(q) of the Code.
          2.13 “Offering Periods” means the period of approximately six months during which an option shall be granted and may be exercised pursuant to the Plan, commencing on the first Trading Day on or after January 1st and July 1st of each year following the approval of the Plan by the Company’s stockholders and the Board, and terminating on the last Trading Day in the periods ending six months later from each beginning date; provided that the first Offering Period shall commence on or after July 1, 2011. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan. In no event shall an Offering Period extend for more than 27 months.
          2.14 “Plan” means this the Company 2010 Employee Stock Purchase Plan.
          2.15 “Purchase Price” means the price at which participants shall purchase shares of Common Stock on the Exercise Date, and shall be such amount as the Committee may determine from time to time, but in no event shall such price be less than the lesser of 85% of the Fair Market Value on (i) the Enrollment Date and (ii) the Exercise Date; provided however, that the Purchase Price may be adjusted by the Board or the Committee pursuant to Section 21 hereof.
          2.16 “Reserves” means the number of shares of Common Stock covered by each option under the Plan that have not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan but not yet placed under option.
          2.17 “Restricted Subaccount” means a subaccount of the account maintained by the Transfer Agent into which the Common Shares purchased with accumulated payroll deductions at the end of an Offering Period shall be deposited until the expiration of the Holding Period.
          2.18 “Subscription Agreement” means an agreement substantially in the form attached hereto as Exhibit A (as it may be amended or replaced from time to time) pursuant to which an Employee may elect to enroll in the Plan or authorize a new level of payroll deductions.
          2.19 “Subsidiary” has the meaning set forth for “subsidiary corporation” in Section 424(f) of the Code, whereby a Subsidiary means any corporation (other than the employer corporation) in an unbroken chain of corporations beginning with the employer corporation if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
          2.20 “Trading Day” means a day on which the Nasdaq Stock Market is open for trading.
          2.21 “Transfer Agent” means a transfer agent (or its designee) selected by the Committee to maintain accounts on behalf of Employees who have purchased Common Shares pursuant to the Plan.
          2.22 “Unrestricted Subaccount” means a subaccount of the account maintained by the Transfer Agent into which the Common Shares purchased at the end of an Offering Period shall be transferred following the expiration of the Holding Period.

     Section 3. Eligibility.
          3.1 Any individual who is an Employee of the Company or a Designated Subsidiary on a given Enrollment Date shall be eligible to participate in the Plan.
          3.2 Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an option under the Plan: (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the stock of the Company or of any Subsidiary thereof; or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries would accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.
     Section 4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing and ending as set forth in Section 2.12, or on such other date as the Committee shall determine, and continuing thereafter until terminated in accordance with Section 21 hereof; provided, however, that the first Offering Period under the Plan shall commence pursuant to Section 2.12. Subject to compliance with the requirements of Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least five days prior to the scheduled beginning of the first Offering Period to be affected thereafter.
     Section 5. Participation.
          5.1 An eligible Employee may become a participant in the Plan by completing a Subscription Agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company’s payroll office at least ten business days prior to the applicable Enrollment Date or such other period of time as may be established from time to time by the Committee.
          5.2 Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date after the Company receives the participant’s Subscription Agreement and shall end on the last payroll in the Offering Period to which such Subscription Agreement is applicable, unless sooner terminated by the participant as provided in Section 11 hereof.
          5.3 After the termination of each Offering Period, each participant who continues to be eligible to participate in the Plan shall be automatically re-enrolled in the next Offering Period unless the participant has withdrawn from the Plan in accordance with Section 11 hereof or is otherwise ineligible to participate in the next Offering Period.

     Section 6. Payroll Deductions.
          6.1. At the time a participant files his or her Subscription Agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than 1% but not exceeding 15% of the Compensation that he or she receives on each payday during the Offering Period.
          6.2 If in any payroll period a participant has no pay or his or her pay is insufficient (after other authorized deductions) to permit deduction of the full amount of his or her installment payment, then (i) the installment payment for such payroll period shall be reduced to the amount of pay remaining, if any, after all other authorized deductions, and (ii) the dollar amount of compensation shall be deemed to have been reduced by the amount of the reduction in the installment payment for such payroll period. Deductions of the full amount originally elected by the participant will recommence when his or her pay is sufficient to permit such deductible amount.
          6.3 All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.
          6.4 A participant may discontinue his or her participation in the Plan as provided in Section 11 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new Subscription Agreement authorizing a change in payroll deduction rate. The Committee may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new Subscription Agreement unless the Company elects to process a given change in participation more quickly. A participant’s Subscription Agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 11 hereof.
          6.5 Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3.2 hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such participant’s Subscription Agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 11 hereof.
          6.6 At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. Subject to applicable law, the Company may at any time, but shall not be obligated to, withhold from the participant’s Compensation or any other amounts owing to the participant, the amount necessary for the Company to meet applicable withholding obligations, including any withholding of any tax or benefits that may be attributable to the sale or early disposition of Common Stock by the Employee.

     Section 7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided, however, in no event will an eligible Employee be permitted to purchase more than a number of shares equal to the result of $25,000 divided by the Fair Market Value of the Company’s Common Stock on the first Trading Day during such Offering Period (subject to adjustment upon changes in capitalization of the Company as provided in Section 20 hereof); and provided further that such purchase shall be subject to the limitations set forth in Sections 3.2 and 13 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 11 hereof. The option shall expire on the last day of the Offering Period.
     Section 8. Exercise of Option.
          8.1 Unless a participant withdraws from the Plan as provided in Section 11 hereof or becomes ineligible to participate under the Plan, and subject to the limitations set forth in Section 8.3 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 11 hereof. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant or, at the election of the participant, maintained in the Plan for use in subsequent Offering Periods. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.
          8.2 If the Committee determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed: (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period; or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Committee may in its sole discretion: (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect; or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all other Offering Periods then in effect pursuant to Section 21 hereof. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s shareholders subsequent to such Enrollment Date.
8.3 Limitations.
     8.3.1 Limit on Number of Common Shares Purchasable. Notwithstanding the above, the number of shares of Common Stock a participant may purchase during each Offering Period shall not exceed that number of shares having a Fair Market Value of $25,000 on the applicable Enrollment Date. In addition to the limits on a participant’s participation in the Plan set forth herein, the Committee in its sole discretion may establish new or change existing limits on the number of Common Shares a participant may elect to purchase with respect to any Offering Period if such limit is announced prior to the beginning of the first Offering Period to be affected.
     8.3.2 Highly Compensated Employees May Be Excluded. The Committee may determine, as to any offering of Common Shares made under this Plan, that the offer will not be extended to Highly Compensated Employees.
     8.3.3 Prohibition Against Providing Financial Assistance Under Certain Circumstances. Notwithstanding any other provision herein, no Common Stock shall be purchased during an Offering Period if on or prior to the Exercise Date, the Committee, in its reasonable discretion, determines that if such purchase were to be permitted, the Company would not be able to pay its liabilities as they become due.
     Section 9. Delivery. Subject to the Holding Period set forth in Section 10 below, certificates evidencing the shares purchased upon exercise of a participant’s option will be issued by the Transfer Agent as promptly as practicable after each Exercise Date on which a purchase of shares occurs. Notwithstanding the foregoing, shares purchased upon exercise of a participant’s option may be held electronically by an uncertificated book-entry by the Company’s transfer agent or by the Plan administrator.
     Section 10. Holding Period. Promptly following the end of each Offering Period, the Common Stock purchased by each participant pursuant to the Plan shall be deposited into the participant’s Restricted Subaccount. A participant will not be permitted to sell or otherwise dispose of the Common Stock while they are held in the Restricted Subaccount. Once the Holding Period has been satisfied, the Common Stock will be automatically transferred into the Unrestricted Subaccount and the participant will be free to sell or otherwise dispose of the Common Stock, subject to any applicable transaction fees (although the participant will not be permitted to transfer the Common Stock from his or her Unrestricted Account to another broker for such period, if any, following the end of the Holding Period as may be established by the Committee from time to time). Notwithstanding the foregoing, in the event of a merger or asset sale referenced in Section 20.3 below, the Holding Period shall no longer apply and all Common Stock in such participant’s Restricted Subaccount shall be automatically transferred to the participant’s Unrestricted Subaccount (and any other applicable restriction period shall not apply).

     Section 11. Withdrawal.
          11.1 A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time prior to the first day of the last calendar month of the applicable Offering Period (or such other period of time as may be established by the Committee from time to time) by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant’s payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new Subscription Agreement at least ten business days prior to the applicable Enrollment Date.
          11.2 A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.
     Section 12. Termination of Employment. Upon a participant’s ceasing to be an Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 16 hereof, and such participant’s option shall be automatically terminated.
     Section 13. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.
     Section 14. Stock.
          14.1 Subject to adjustment upon changes in capitalization of the Company as provided in Section 20 hereof, the maximum number of shares of the Company’s Common Stock which may be made available for sale under the Plan shall be no more than 2.0% of the number shares of Common Stock that is represented by (A) the sum of the number of Shares outstanding immediately after (i) consummation of the Company’s initial public offering, (ii) the issuance of Common Stock pursuant to the Exchange Agreement, dated September 30, 2010, between CBaySystems Holdings Inc. and the Investors signatories thereto and (iii) consummation of the Company’s registered exchange offer in which shares of Common Stock are exchanged for shares of the common stock of MedQuist Inc., in each case, after giving effect to any share conversion, share split, reverse share split, adjustment, conversion or similar action, less (B) the number of shares of Common Stock underlying the outstanding options under the Company’s 2007 Equity Incentive Plan at such time; provided, however, that the Committee may establish a lesser number of shares of Common Stock to be reserved for sale under the Plan.

          14.2 The participant shall have no interest or voting right in shares covered by his or her option until such option has been exercised.
          14.3 Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse jointly with the right of survivorship.
     Section 15. Administration. The Board or the Committee, as determined in the sole discretion of the Board, shall administer the Plan. The Board or the Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or the Committee shall, to the full extent permitted by law, be final and binding upon all parties.
     Section 16. Designation of Beneficiary.
          16.1 A participant, in its Subscription Agreement, may designate a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.
          16.2 Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
     Section 17. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 16 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 11 hereof.
     Section 18. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     Section 19. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.
     Section 20. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.
          20.1 Changes in Capitalization. Subject to any required action by the shareholders of the Company, the Reserves, the maximum number of shares each participant may purchase each Offering Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, reorganization, spin-off, split-up, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.
          20.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “Dissolution Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Committee. The Dissolution Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Committee shall notify each participant in writing, at least ten business days prior to the Dissolution Exercise Date, that the Exercise Date for the participant’s option has been changed to the Dissolution Exercise Date and that the participant’s option shall be exercised automatically on the Dissolution Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 11 hereof.
          20.3 Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation where the Company is not the surviving corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation and no participant shall have any further rights hereunder, unless the successor corporation refuses to do so. In the event that the successor corporation refuses to assume or substitute for the option, any Offering Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”) upon which the Offering Period then in progress shall end. The New Exercise Date shall be on such date as determined by the Committee that precedes the date of the Company’s proposed sale or merger. The Committee shall notify each participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 11 hereof.
     Section 21. Amendment or Termination.
          21.1 The Board of Directors or the Committee may at any time and for any reason terminate or amend the Plan. Except as provided in Section 20 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors or the Committee on any Exercise Date if the Board or the Committee determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 20 and this Section 21 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval of any amendments to the Plan in such a manner and to such a degree as required.
          21.2 Subject to compliance with the requirements of Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), but without shareholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board or the Committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board or the Committee determines in its sole discretion advisable which are consistent with the Plan.
          21.3 Subject to compliance with the requirements of Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), in the event the Board or the Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board or the Committee may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:
     21.3.1 altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;
     21.3.2 shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

21.3.3 allocating shares;
Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.
     Section 22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
          As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
     Section 23. Term of Plan. The Plan shall become effective upon the later to occur of its adoption by the Board or its approval by the shareholders of the Company. It shall continue in effect for a term of ten years unless sooner terminated under Section 21 hereof.
     Section 24. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by The Company at the location, or by the person, designated by the Company for the receipt thereof.

EXHIBIT A
CBAY SYSTEMS HOLDINGS LIMITED
2010 EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT
Original Application Enrollment Date:
                     Change in Payroll Deduction Rate
                     Change of Beneficiary(ies)
     1. I hereby elect to participate in the CBaySystems Holdings Limited 2010 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) and subscribe to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.
     2. I hereby authorize payroll deductions from each paycheck in the amount of % of my Compensation on each payday (FROM 1% TO 15%) during the Offering Period in accordance with the Employee Stock Purchase Plan (please note that no fractional percentages are permitted).
     3. I understand that these payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.
     4. I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to shareholder approval of the Employee Stock Purchase Plan.
     5. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse only):__________________.
     6. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the amount I received in such disposition over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of: (l) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares; or (2) the excess of the fair market value of the shares at the time the Enrollment Date (the first day of the Offering Period during which I purchased such shares) over the purchase price which I paid for the shares. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain. I further acknowledge that the Company cannot provide me with tax advice and that it is my responsibility to obtain my own financial or tax advice regarding my participation in the Employee Stock Purchase Plan and the purchase and sale of the Common Stock thereunder.
     7. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan, including the requirement that I hold the Shares purchased under the Plan for at least 2 years following the date of purchase, or such shorter or longer Holding period as may be determined from time to time by the Committee. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.
     8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:
NAME: (Please print)

(First)	(Middle)	(Last)

Relationship

(Address)

Employee’s Social Security Number:

Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Date:
Signature of Employee

Date:
Spouse’s Signature (if beneficiary is other than spouse)

EXHIBIT B
CBAYSYSTEMS HOLDINGS LIMITED
2010 EMPLOYEE STOCK PURCHASE PLAN
NOTICE OF WITHDRAWAL
     The undersigned participant in the Offering Period of the CBaySystems Holdings Limited 2010 Employee Stock Purchase Plan which began on _________ , 201___ (the “Enrollment Date”) hereby notifies the Company that he or she hereby irrevocably withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement in accordance with the terms of the Plan.

Name and Address of Participant:

Signature:
Date: